Exhibit 10.1

LOCK-UP AGREEMENT

VIASPACE Inc.
2400 Lincoln Avenue
Altadena, CA 91001

Dear Sirs:

Whereas the undersigned is the holder of 61,204,286 shares of the common stock, par value $0.001 per share (the “Common Stock”), of VIASPACE Inc. (the “Company”) and in consideration of attracting additional investment into the Company, the undersigned hereby agrees that from the date hereof and until April 9, 2011, the undersigned will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of the Common Stock of the Company (“Securities”) or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company. Any Securities subsequently obtained by the undersigned whether on the open market or otherwise will also be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement. Additionally, the undersigned shall deliver within ten (10) business days of the date hereof all certificates for Securities registered in its name to the Company so that such certificates may be stamped with a legend consistent with the terms and conditions of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Dated:      April 10th, 2006

SNK Capital Trust

By:      /S/ GAYE KNOWLES

Signature

     GAYE KNOWLES

Printed Name of Person Signing

Title (if any): TRUSTEE